NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Exhibit 99.4

HALOZYME THERAPEUTICS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On April 12, 2022, Halozyme Therapeutics, Inc. (the “Buyer”, “Halozyme”, “Parent”, “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Antares Pharma, Inc., a Delaware corporation (the “Seller” or “Antares”), and Atlas Merger Sub, Inc. (“Merger Sub” or the “Acquirer”), a Delaware corporation and wholly owned subsidiary of Halozyme. On May 24, 2022 (the “Closing” or the “Closing Date”), Halozyme purchased all of the outstanding equity interests of Antares through the merger of Merger Sub with and into Antares with Antares surviving the Merger as a wholly owned subsidiary of Halozyme (the “Merger”).

Each share of Antares common stock issued and outstanding as of the Closing was converted into the right to receive $5.60 in cash without interest (the “Merger Consideration”), less any applicable withholding taxes. Additionally, in connection with the Merger, each Antares equity award granted under Antares’ equity compensation plans was converted into the right to receive the Merger Consideration. See “Treatment of Antares’ Historical Stock-Based Compensation as a result of the Merger” below for an explanation of the treatment of the Antares equity awards in connection with the Merger.

The preliminary aggregate purchase consideration is $1,045.7 million as provided for in the Merger Agreement. In connection with the Merger, the Company entered into certain financing transactions, including issuing a term loan and a revolving credit facility (together, the “Debt Financing”) and the maturity and sale of existing marketable securities (collectively, the “Financings”). See “Description of the Debt Financing” below for an explanation of the Debt Financing.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Merger and other material transactions related to the Merger, including the Financings, as if those transactions had been completed as of March 31, 2022 and combines the condensed consolidated balance sheet of Halozyme as of March 31, 2022 with the condensed consolidated balance sheet of Antares as of March 31, 2022.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 give effect to the Merger and other material transactions related to the Merger, including the Financings, as if they had occurred on January 1, 2021, the first day of the Company’s fiscal year 2021 and the beginning of the Company’s annual period presented. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2021 combines the consolidated statement of operations of Halozyme for the year ended December 31, 2021 and Antares’ consolidated statement of operations for the year ended December 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 combines the condensed consolidated statement of income of Halozyme for the three months ended March 31, 2022 with Antares’ consolidated statement of operations for the three months ended March 31, 2022.

The historical financial statements of Halozyme and Antares have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments, which are necessary to account for the Merger and other material transactions related to the Merger in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Specifically, the unaudited pro forma condensed combined financial information classifies the Financings and other material transactions related to the Merger as “Transaction Accounting Adjustments – Other” and material transactions as described in the Merger Agreement as “Transaction Accounting Adjustments – Merger”. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable.

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only and should be read in conjunction with the following:
•The audited consolidated financial statements of Halozyme as of and for the year ended December 31, 2021 and the related notes, included in Halozyme’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
•The unaudited condensed consolidated financial statements of Halozyme as of and for the three months ended March 31, 2022 and the related notes, included in Halozyme’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

•The audited consolidated financial statements of Antares as of and for the fiscal year ended December 31, 2021 and the related notes, included in Antares’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and
•The unaudited condensed consolidated financial statements of Antares as of and for the three months ended March 31, 2022 and the related notes, included in Antares’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

The unaudited pro forma condensed combined financial information has been prepared solely for informational purposes. Information regarding these pro forma adjustments is subject to risks and uncertainties that could cause actual results to differ materially from our unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information is not intended to represent and does not purport to be indicative of what the combined company financial condition or results of operations would have been had the Merger and other adjustments related to the Merger occurred at an earlier date or on the dates assumed. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

Description of the Debt Financing

In connection with the Merger, Halozyme entered into a credit agreement with Bank of America, N.A. (“BofA”) and other lenders that provides for (x) a $350 million revolving credit facility (the “Revolving Credit Facility”) and (y) a $250 million term loan facility (the “Term Facility”, collectively with the Revolving Credit Facility, the “Credit Facility”). The proceeds of this debt were used to pay for a portion of the Merger Consideration, settle Halozyme’s existing revolving credit facility and pay any fees and expenses in connection with the Merger or Debt Financing.

The unaudited pro forma condensed combined financial information give effect to the settlement of existing debt and issuance of new debt under the Debt Financing.

Treatment of Antares’ Historical Stock-Based Compensation as a result of the Merger

Per the terms of the Merger Agreement, each Antares equity award granted under Antares’ equity compensation plans (other than out-of-the money non-qualified stock options) automatically accelerated, became fully vested and were converted into the right to receive the Merger Consideration for each share of Antares common stock subject to such award (and in the case of stock options, less the applicable per share exercise price of such option). For the awards subject to a pre-existing change-in-control (“CIC”) provision in existing equity award agreements, the fair value of the awards settled in cash represented a component of the total purchase consideration. For the awards accelerated by the Merger Agreement, the fair value of the awards settled in cash associated with pre-acquisition services of Antares’ employees represented a component of the total purchase consideration, whereas the remaining fair value of the awards settled in cash were excluded from the purchase consideration.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Halozyme as of March 31, 2022	Antares as of March 31, 2022 (Note 2)	Transaction Accounting Adjustments –Other	(Note 4)	Transaction Accounting Adjustments – Merger	(Note 4)	Pro Forma Combined
	Historical	Reclassed
ASSETS
Current assets:
Cash and cash equivalents	$117,835	$61,715	$1,020,631	(a)	$(1,067,165)	(a)	$133,016
Marketable securities, available-for-sale	668,305	498	(656,683)	(a)	—		12,120
Account receivable, net and contract assets	113,762	93,279	—		—		207,041
Inventories	47,761	11,591	—		22,788	(d)	82,140
Prepaid expenses and other current assets	41,026	4,502	—		—		45,528
Total current assets	988,689	171,585	363,948		(1,044,377)		479,845
Deferred tax assets, net	142,508	33,860	—		(176,368)	(e)	—
Property and equipment, net	8,513	30,226	—		(1,985)	(c)	36,754
Intangibles, net	—	17,690	—		969,810	(b)	987,500
Goodwill	—	1,095	—		187,989	(f)	189,084
Prepaid expenses and other assets	22,038	1,202	3,502	(h)	—		26,742
Restricted cash	500	—	—		—		500
Total assets	1,162,248	$255,658	367,450		(64,931)		1,720,425
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,266	$19,878	$—		$796	(m)	$21,940
Accrued expenses	19,133	31,251	14,527	(n)	6,108	(i), (k)	71,019
Current portion of long-term debt, net	89,546	1,500	6,250	(h)	(1,500)	(i)	95,796
Deferred revenue, current portion	1,746	3,100	—		—		4,846
Total current liabilities	111,691	55,729	20,777		5,404		193,601
Long-term debt, net	788,099	17,891	361,249	(h)	(17,891)	(i)	1,149,348
Deferred revenue, net of current portion	2,031	1,207	—		—		3,238
Deferred tax liabilities, net	—	—	—		20,899	(e),(g)	20,899
Contingent liability	—	—	—		130,000	(l)	130,000
Other long-term liabilities	171	5,063	—		—		5,234
Stockholders’ equity:
Preferred stock	—	—	—		—	(j)	—
Common stock	138	1,706	—		(1,706)	(j)	138
Additional paid-in capital	261,713	353,406	—		(353,406)	(j)	261,713
Accumulated other comprehensive (loss) income	(2,791)	(686)	—		686	(j)	(2,791)
Accumulated deficit	1,196	(178,658)	(14,576)	(n), (a)	151,083	(j)	(40,955)
Total stockholders’ (deficit) equity	260,256	175,768	(14,576)		(203,343)		218,105
Total liabilities and stockholders’ equity	$1,162,248	$255,658	$367,450		$(64,931)		$1,720,425

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Halozyme Three Months Ended March 31, 2022	Antares Three Months Ended March 31, 2022 (Note 2)	Transaction Accounting Adjustments – Other	(Note 5)	Transaction Accounting Adjustments – Merger	(Note 5)	Pro Forma Combined
	Historical	Reclassed
Revenues:
Royalties	$69,605	$5,263	$—		$—		$74,868
Product sales, net	22,140	32,103	—		—		54,243
Revenues under collaborative agreements	25,534	4,191	—		—		29,725
Total Revenues	117,279	41,557	—		—		158,836
Operating expenses:
Cost of sales	15,922	18,767	18	(a)	—		34,707
Research and development	11,853	5,008	75	(a)	—		16,936
Selling, general and administrative	13,834	20,413	(1,264)	(a)	(1,511)	(a)	31,472
Amortization of intangible assets	—	189	—		27,004	(a)	27,193
Total operating expenses	41,609	44,377	(1,171)		25,493		110,308
Operating income (loss)	75,670	(2,820)	1,171		(25,493)		48,528
Other income (expense):
Interest expense	(1,759)	(174)	(3,145)	(b)	175	(b)	(4,903)
Inducement expense related to convertible notes	—	—	—		—		—
Investment and other income (expense), net	498	(144)	(977)	(e)	—		(623)
Net income (loss) before income taxes	74,409	(3,138)	(2,951)		(25,318)		43,002
Income tax expense (benefit)	14,301	(817)	(695)	(c)	(5,962)	(c)	6,827
Net income (loss)	$60,108	$(2,321)	$(2,256)		$(19,356)		$36,175

Net income (loss) per share [Note 5(d)]:
Basic	$0.44						$0.26
Diluted	$0.43						$0.26

Shares used in computing net income (loss) per share [Note 5(d)]:
Basic	137,658						137,722
Diluted	141,277						141,341

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

	Halozyme Year Ended December 31, 2021	Antares Year Ended December 31, 2021 (Note 2)	Transaction Accounting Adjustments – Other	(Note 5)	Transaction Accounting Adjustments – Merger	(Note 5)	Pro Forma Combined
	Historical	Reclassed
Revenues:
Royalties	$203,900	$37,692	$—		$—		$241,592
Product sales, net	104,224	126,667	—		—		230,891
Revenues under collaborative agreements	135,186	19,623	—		—		154,809
Total Revenues	443,310	183,982	—		—		627,292
Operating expenses:
Cost of sales	81,413	68,281	(284)	(a)	23,077	(a)	172,487
Research and development	35,672	14,502	2,278	(a)	1,251	(a)	53,703
Selling, general and administrative	50,323	72,820	7,569	(a)	50,672	(a)	181,384
Amortization of intangible assets	—	1,037	—		107,735	(a)	108,772
Total operating expenses	167,408	156,640	9,563		182,735		516,346
Gain on sale of assets	—	38,591	—		—		38,591
Operating income (loss)	275,902	65,933	(9,563)		(182,735)		149,537
Other income (expense):
Interest expense	(7,526)	(3,611)	(12,612)	(b)	3,376	(b)	(20,373)
Inducement expense related to convertible notes	(20,960)	—	—		—		(20,960)
Investment and other income (expense), net	1,102	(51)	(4,808)	(e)	—		(3,757)
Net income (loss) before income taxes	248,518	62,271	(26,983)		(179,359)		104,447
Income tax (benefit) expense	(154,192)	15,982	(6,355)	(c)	(37,215)	(c)	(181,780)
Net income (loss)	$402,710	$46,289	$(20,628)		$(142,144)		$286,227

Net income (loss) per share [Note 5(d)]:
Basic	$2.86						$2.04
Diluted	$2.74						$1.95

Shares used in computing net income (loss) per share [Note 5(d)]:
Basic	140,646						140,646
Diluted	146,796						146,796

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
Halozyme and Antares’ historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in Note 2, certain reclassifications were made to align the presentation of Antares’ financial statements with those of Halozyme. Halozyme has determined that no significant adjustments are necessary to conform Antares’ accounting policies to the accounting policies used by Halozyme.
The Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations (“ASC 805”), and using the fair value concepts defined in ASC 820, Fair Value Measurements. Under ASC 805, all assets acquired and liabilities assumed are recorded at their acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The determination of the fair values of the assets acquired and liabilities assumed (and the related determination of estimated useful lives of amortizable identifiable intangible assets) requires significant judgment and estimates. The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows related to the businesses acquired. Although the Company believes the fair values assigned to the assets acquired and liabilities assumed from the Merger are reasonable, new information may be obtained about facts and circumstances that existed as of the date of the Merger during the twelve-month period following the Merger which could cause actual results to differ materially from the unaudited pro forma condensed combined financial information.
Total nonrecurring acquisition-related costs incurred related to the Merger of $40.5 million, including $23.1 million related to pre-acquisition costs incurred by Antares, are included within the unaudited pro forma condensed combined statements of operations. The unaudited pro forma condensed combined financial information does not include the realization of any cost savings from operating efficiencies, synergies or other restructuring activities which might result from the Merger.
The unaudited pro forma condensed combined balance sheet as of March 31, 2022, the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 presented herein are based on the historical financial statements of Halozyme and Antares, and thus the following financial information was combined:
•The unaudited pro forma condensed combined balance sheet as of March 31, 2022 is presented as if the Merger and other material transactions related to the Merger, including the Financings, had occurred as of March 31, 2022 and combines the historical condensed consolidated balance sheet of Halozyme as of March 31, 2022 with the historical condensed consolidated balance sheet of Antares as of March 31, 2022.
•The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 has been prepared as if the Merger and other material transactions related to the Merger, including the Financings, had occurred on January 1, 2021, the first day of at the beginning of Halozyme’s fiscal year 2021 and the beginning of Halozyme’s annual period presented, and combines Halozyme’s historical consolidated statement of operations for the year ended December 31, 2021 with Antares’ historical consolidated statement of operations for the year ended December 31, 2021.
•The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 has been prepared as if the Merger and other material transactions related to the Merger, including the Financings, had occurred on January 1, 2021 and combines Halozyme’s historical condensed

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

consolidated statement of income for the three months ended March 31, 2022 with Antares’ historical consolidated statement of operations for the three months ended March 31, 2022
Note 2 – Halozyme and Antares Reclassification Adjustments
During the preparation of the unaudited pro forma condensed combined financial information, Halozyme management performed a preliminary analysis of Antares’ financial information to identify differences in accounting policies as compared to those of Halozyme and differences in financial statement presentation as compared to the financial statement presentation of Halozyme. Halozyme determined that no significant adjustments are necessary to conform Antares financial statements to the accounting policies used by Halozyme. However, certain reclassification adjustments have been made to conform Antares’ historical financial statement presentation to Halozyme’s financial statement presentation. These reclassifications have no effect on previously reported total assets, total liabilities, stockholders’ equity or income from operations of Halozyme or Antares.

a)    Refer to the table below for a summary of reclassification adjustments made to conform the presentation of Antares’ condensed consolidated balance sheet as of March 31, 2022 with the presentation of Halozyme’s condensed consolidated balance sheet as of March 31, 2022.

(in thousands)	Antares' Historical Condensed Consolidated Balance Sheet Line Items	Halozyme's Historical Condensed Consolidated Balance Sheet Line Items	Antares Condensed Consolidated Balances as of March 31, 2022	Reclassification	Antares Condensed Consolidated Balances as of March 31, 2022
					Reclassed
	Accounts receivable, net	Account receivable, net and other contract assets	$58,131	$35,148	$93,279
	Other receivables		26,006	(26,006)	—
	Contract assets		9,142	(9,142)	—
	Property and equipment, net	Property and equipment, net	25,727	4,499	30,226
	Operating lease right-of-use assets		4,499	(4,499)	—
	Accrued expenses and other liabilities	Accrued expenses	30,216	1,035	31,251
	Operating lease liabilities, current		1,035	(1,035)	—
	Operating lease liabilities, long-term		5,063	(5,063)	—
	Other long-term liabilities	Other long-term liabilities	—	5,063	5,063

b)    Refer to the table below for a summary of adjustments made to conform the presentation of Antares’ consolidated statements of operations for the three months ended 31, `2022 with that of the presentation of Halozyme’s condensed consolidated statements of income for the three months ended March 31, 2022.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands)	Antares's Historical Consolidated Statements of Operations Line Items	Halozyme's Condensed Consolidated Statements of Income Line Items	Antares Three Months Ended March 31, 2022	Reclassification	Antares Three Months Ended March 31, 2022
					Reclassed
	Cost of product sales	Cost of sales (1)	$15,648	$3,119	$18,767
	Cost of development revenue		3,119	(3,119)	—
	Selling, general and administrative	Selling, general and administrative	20,602	(189)	20,413
		Amortization of intangible assets	—	189	189

(1) As a result of Merger, Antares’ “Cost of development revenue” was reclassed to Halozyme’s “Cost of product sales”. As a result of this reclass, Halozyme determined that it is more appropriate to change “Cost of product sales” to “Cost of sales” in future filings. Therefore, the unaudited pro forma condensed combined financial information is aligned with Halozyme’s financial statement line items that will be reflected in its future filings.

c)    Refer to the table below for a summary of adjustments made to conform the presentation of Antares’ consolidated statements of operations for the fiscal year ended December 31, 2021 with the presentation of Halozyme’s consolidated statements of operations for the year ended December 31, 2021.

(in thousands)	Antares's Historical Consolidated Statements of Operations Line Items	Halozyme's Historical Consolidated Statements of Operations Line Items	Antares Year Ended December 31, 2021	Reclassification	Antares Year Ended December 31, 2021
					Reclassed
	Cost of product sales	Cost of sales (1)	$54,418	$13,863	$68,281
	Cost of development revenue		13,863	(13,863)	—
	Selling, general and administrative	Selling, general and administrative	73,857	(1,037)	72,820
		Amortization of intangible assets	—	1,037	1,037

(1) As a result of Merger, Antares’ “Cost of development revenue” was reclassed to Halozyme’s “Cost of product sales”. As a result of this reclass, Halozyme determined that it is more appropriate to change “Cost of product sales” to “Cost of sales” in future filings. Therefore, the unaudited pro forma condensed combined financial information is aligned with Halozyme’s financial statement line items that will be reflected in its future filings.

Note 3 – Preliminary Purchase Price Allocation
(a) Preliminary Aggregate Purchase Consideration
Reflects the preliminary aggregate purchase consideration of $1,045.7 million related to the Merger. The calculation of the estimated purchase consideration is based on the terms of the Merger Agreement and management’s estimates as of the date of this filing. Therefore, the preliminary aggregate purchase consideration used for purposes of the unaudited pro forma condensed combined financial information may differ materially from the actual purchase consideration.
The preliminary aggregate purchase consideration is as follows:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Preliminary Aggregate Purchase Consideration (in thousands)	Amount
Cash consideration paid to common shareholders	$956,886
Cash consideration paid to holders of Antares equity compensation awards (1)	45,828
Total cash consideration paid to selling equity holders	$1,002,714
Antares transaction costs settled at close (2)	22,906
Antares debt settled at close (3)	19,683
Antares cash bonus paid at close (4)	365
Preliminary aggregate purchase consideration	$1,045,668

(1) Represents the fair value of the awards settled in cash of $32.3 million for the vested portion and $13.6 million for the unvested portion associated with pre-existing change in control provisions that accelerated the vesting for the PSUs and pre-acquisition services of Antares’ employees that were subject to acceleration per the terms of the Merger Agreement for options and RSUs. The fair value of the awards settled in cash of $8.7 million for the unvested portion attributable to the post-combination period is included in share-based compensation expense in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021.
(2) Represents the portion of Antares merger-related transaction costs that were paid at the Closing Date by Halozyme.
(3) Represents the settlement of Antares’s existing debt that was paid at the Closing Date by Halozyme. Refer to Note 4(i) for additional information related to the settlement of Antares’s existing debt.
(4) Represents the payment of a cash bonus to certain Antares employees for pre-acquisition services performed.

(b) Preliminary Aggregate Purchase Consideration Allocation

The preliminary aggregate purchase consideration allocation to assets acquired and liabilities assumed is provided throughout these notes to the unaudited pro forma condensed combined financial statements and is reflected as if the Closing Date was March 31, 2022. The following table provides a summary of the preliminary aggregate purchase consideration allocation by major categories of assets acquired and liabilities assumed based on Halozyme management’s preliminary estimate of their respective fair values:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Preliminary Aggregate Purchase Consideration Allocation (in thousands)	Amount
Total preliminary aggregate purchase consideration	$1,045,668
Assets:
Cash and cash equivalents	61,715
Marketable securities, available-for-sale	498
Accounts receivable, net and other contract assets	93,279
Inventories	34,379
Prepaid expenses and other assets, current portion	4,502
Property and equipment, net	28,242
Intangible assets, net	987,500
Prepaid expenses and other assets, net of current portion	1,202
Liabilities:
Accounts payable	20,543
Accrued expenses	31,413
Deferred revenue, current portion	3,100
Deferred revenue, net of current portion	1,207
Deferred tax liabilities, net	163,407
Contingent liability	130,000
Other long-term liabilities	5,063
Net assets acquired, excluding goodwill	856,584
Goodwill	189,084
Less: historical Antares goodwill	(1,095)
Pro forma adjustment	$187,989

The preliminary aggregate purchase consideration allocation above reflects the adjustment to goodwill of $188.0 million. Goodwill represents the excess of the preliminary aggregate purchase consideration over the preliminary estimated fair values of recorded tangible and intangible assets acquired and liabilities assumed in the Merger. The actual amount of goodwill to be recorded in connection with the Merger is subject to change once the valuation of the fair value of tangible and intangible assets acquired and liabilities assumed has been completed. The final valuation of such assets and liabilities is expected to be completed as soon as practicable but no later than one year after the consummation of the Merger.

Note 4 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Adjustments included in the Transaction Accounting Adjustments – Other column and Transaction Accounting Adjustments – Merger column in the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:
(a) Reflects adjustment to cash and cash equivalents for the Financings, settlement of Halozyme’s existing revolving credit facility, cash paid to acquire Antares (refer to Note 3(a)—Preliminary Aggregate Purchase Consideration), settlement of equity awards subject to accelerated vesting and cash bonus awards that were not a component of purchase consideration, transaction costs, and severance costs that were paid in connection with the Merger by Halozyme. The pro forma adjustment is calculated as follows:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Cash and cash equivalents (in thousands)	Amount
Pro forma transaction accounting adjustments – other:
Cash from new Debt Financing, net of debt issuance costs	$363,997
Proceeds from the maturity and sale of Halozyme’s marketable securities	656,683
Cash paid to settle Halozyme’s existing revolving credit facility (1)	(49)
Net pro forma transaction accounting adjustment – other to cash	$1,020,631
Pro forma transaction accounting adjustments – merger:
Transaction costs related to the Merger (2) (3)	$(12,679)
Cash paid for the preliminary aggregate purchase consideration	(1,045,668)
Cash paid for Antares awards subject to accelerated vesting that were excluded from the preliminary purchase consideration and a cash bonus paid at close (4)	(8,818)
Net pro forma transaction accounting adjustment – merger to cash	$(1,067,165)

(1) As of the Closing Date, there were no amounts drawn on Halozyme’s existing revolving credit facility and cash paid was for the contractual fees incurred related to the ability to access the revolving credit facility.
(2) These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs incurred by Halozyme and associated with the Merger.
(3) Adjustment includes the cash paid for a portion of the costs incurred related to the directors’ and officers’ liability insurance policy that was entered into in the post-acquisition period and required per the Merger Agreement.
(4) Adjustment includes the fair value of the awards settled in cash related to the non-recurring post-combination portion subject to accelerated vesting per the Merger Agreement and the payment of a cash bonus in lieu of issuing grants to certain Antares employees for post-acquisition services performed with a corresponding decrease to accumulated deficit.

(b) Reflects the adjustment to step-up acquired intangible assets to their estimated acquisition-date fair values based upon a preliminary valuation. The fair value of the intangibles was derived using the income approach, specifically the multi-period excess earnings method. Under the income approach, the after-tax cash flows associated with the asset are discounted to present value. The key assumptions include the Company's estimates of the projected cash flows, contributory asset charges and discount rates applicable to the subject assets. The pro forma adjustment is calculated as follows:

Intangibles (in thousands)	Amount
Pro forma transaction accounting adjustments – merger:
Intangible assets remeasured at fair value (1):
Auto injector technology platform	$372,900
XYOSTED® proprietary product	277,400
TLANDO® product right	277,600
ATRS-1902 in-process research and development (“IPR&D”)	59,600
Preliminary fair value of acquired intangibles	987,500
Elimination of Antares's historical net book value of intangible assets	(17,690)
Net pro forma transaction accounting adjustment to intangible assets, net	$969,810

(1) The expected useful lives of the auto injector technology platform, XYOSTED® proprietary product, and TLANDO® product right is 7 years, 10 years, and 10 years, respectively. The ATRS-1902 in-process research and development (“IPR&D”) is considered an indefinite-lived intangible asset.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(c) Reflects the write off of costs capitalized for the development of internal use software that will no longer be utilized after the Merger and the write off of fixed assets that were deemed immaterial, individually and in the aggregate, during the valuation.
(d) Reflects the adjustment to step-up inventories to their estimated acquisition-date fair values based upon a preliminary valuation. The pro forma adjustment is calculated as follows:

Inventories (in thousands)	Amount
Pro forma transaction accounting adjustments – merger:
Preliminary fair value of acquired inventories	$34,379
Elimination of Antares's historical carrying value of inventories	(11,591)
Net pro forma transaction accounting adjustments to inventories	$22,788

(e) Adjustment reflects the reclassification of Halozyme and Antares’ historical deferred tax asset balance to deferred tax liability to net against the deferred tax liabilities incurred as a result of the Merger.
(f) Preliminary goodwill adjustment of $188.0 million, which represents the elimination of historical goodwill and excess of the preliminary aggregate purchase consideration over the preliminary fair value of the underlying assets acquired and liabilities assumed.

Goodwill (in thousands)	Amount
Pro forma transaction accounting adjustments – merger:
Goodwill per preliminary aggregate purchase consideration allocation [Note 3(b)]	$189,084
Elimination of Antares's historical goodwill	(1,095)
Net pro forma transaction accounting adjustment to goodwill	$187,989

(g) Reflects deferred taxes resulting from pro forma fair value adjustments primarily related to the acquired intangibles based on the applicable statutory tax rate with the respective preliminary aggregate purchase consideration allocation of $1,045.7 million. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including cash needs, the geographical mix of income and changes in tax law. Because the tax rates used for the pro forma financial information are estimated, the blended rate will likely vary from the actual effective rate in periods subsequent to completion of the Merger. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.
(h) Reflects the issuance of the Revolving Credit Facility and Term Facility, net of unamortized debt issuance costs, to fund the Merger. The pro forma adjustment is calculated as follows:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Proceeds from New Debt Financing (in thousands)	Amount
Pro forma transaction accounting adjustments – other:
Gross proceeds from new Debt Financing:
Term Facility	$250,000
Revolving Credit Facility	120,000
Debt issuance costs related to new Debt Financing	(6,003)
Net pro forma transaction accounting adjustments – other to debt	$363,997
Pro forma transaction accounting adjustments – other to prepaid expenses and other assets:
Prepaid expenses and other assets (1)	$3,502
Pro forma transaction accounting adjustments – other to debt:
Current portion of long-term debt, net	$6,250
Long-term debt, net	$361,249

(1) Prepaid expenses and other assets represents $3.5 million of fees related to the establishment of the $350.0 million Revolving Credit Facility.

(i) Reflects the settlement of historical Antares’ existing debt. The pro forma adjustment is calculated as follows:

Settlement of Historical Antares’ Debt (in thousands)	Amount
Pro forma transaction accounting adjustments – merger:
Pro forma transaction accounting adjustments – Settlement of Antares’ existing debt:
Removal of outstanding principal balance at Closing to current portion of long-term debt, net	$(1,500)
Removal of outstanding principal balance, net of unamortized debt issuance costs at Closing to long-term debt, net	(17,891)
Removal of accrued interest, fees related to the revolving credit facility and legal fees and expenses to accrued expenses	(58)
Net pro forma adjustment	$(19,449)

(j) Reflects the elimination of Antares’ historical equity and other Buyer transaction accounting adjustments related to the Merger (refer to Note 4(a), Note 4(k) and Note 4(m)).
(k) Reflects the adjustment to accrued expenses and accumulated deficit of $5.0 million, $0.2 million, and $0.9 million related to incurred Halozyme transaction costs, Antares transaction costs and costs related to directors’ and officers’ liability insurance, respectively, that were incurred subsequent to March 31, 2022 and not settled in cash as of the Closing Date.

(l) Reflects the adjustment associated with the exclusive license agreement with TLANDO® to record the contingent liability at the estimated acquisition-date fair value based upon a preliminary valuation. The fair value of the contingent liability was derived using the income approach, specifically the probability weighted expected return (“PWERM”) method for the development milestone payments and the option pricing methodology using the Monte Carlo simulation for commercial milestone payments and royalty payments.

(m) Reflects the employer payroll taxes associated with the settlement of the Antares equity compensation awards and cash bonus awards paid per the terms of the Merger Agreement. $0.7 million is related to the pre-acquisition services and reflected as an assumed liability (refer to Note 3(b)—Preliminary Aggregate Purchase Consideration Allocation), whereas $0.1 million is related to the portion attributable to the post-combination period and reflected as a post-combination expense in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 (refer to Note 5(a)).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(n) Reflects the accrual for certain Antares employees that were entitled to a severance payout in connection with the Merger with a corresponding decrease to accumulated deficit.

Note 5 – Pro Forma Adjustments to the Unaudited Condensed Combined Statements of Operations
Adjustments included in the Transaction Accounting Adjustments – Other column and Transaction Accounting Adjustments – Merger column in the accompanying unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 are as follows:
(a) Reflects the adjustments to operating expenses to include (i) the removal of historical amortization of intangibles, (ii) the anticipated amortization of the estimated fair value of intangibles, (iii) the estimated fair value of inventories, (iv) additional transaction costs incurred subsequent to March 31, 2022 associated with the Merger, (v) incremental share-based compensation expense attributable to post-acquisition services for options and RSUs due to accelerated vesting as a result of the Merger, (vi) the removal Antares’ historical share-based compensation expense, (vii) the recognition of new share-based compensation expense for awards issued to Antares employees in the post-acquisition period, (viii) the recognition of expense related to the Antares employees entitled to a severance payout, (ix) cash bonus awards paid attributable to post-acquisition services and (x) employer payroll taxes related to the incremental share-based compensation expense as a result of the accelerated vesting of the options and RSUs and the cash bonus awards which are both attributable to post-acquisition services. Any one-time costs associated with the Merger are reflected as if those transaction expenses were incurred in the beginning of the year ended December 31, 2021.

Operating expenses (in thousands)	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Pro forma transaction accounting adjustments – other:
Removal of Antares’ historical share-based compensation expense (1)	$(1,940)	$(8,015)
Share-based compensation expense for new awards issued to Antares employees in the post-acquisition period (1)	769	3,051
Expense related to Antares employees entitled to a severance payout (2)	—	14,527
Net pro forma transaction accounting adjustment – other to operating costs and expenses, net	$(1,171)	$9,563
Pro forma transaction accounting adjustments – merger:
Intangible assets, net amortization step-up	$27,004	$107,735
Inventories step-up (3)	—	22,788
Transaction costs (4)	(1,511)	43,262
Share-based compensation expense due to accelerated vesting attributable to post-acquisition services (1) (5)	—	8,696
Cash bonus awards attributable to post-acquisition services (6)	—	122
Employer payroll taxes incurred as a result of accelerated vesting of share-based compensation expense and cash bonus awards attributable to post-acquisition services	—	132
Net pro forma transaction accounting adjustment – merger to operating costs and expenses, net	$25,493	$182,735

(1) The total share-based compensation expense for the periods presented is the following:

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Share-based compensation expense (in thousands)	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Pro forma transaction accounting adjustments - other:
Cost of sales	$18	$(284)
Research and development	75	(88)
Selling, general and administrative	(1,264)	(4,592)
Total	$(1,171)	$(4,964)
Pro forma transaction accounting adjustments - merger:
Cost of sales	$—	$285
Research and development	—	1,234
Selling, general and administrative	—	7,177
Total	$—	$8,696

(2) The total $14.5 million of severance expense was allocated to research and development of $2.4 million and selling, general and administrative of $12.2 million.
(3) The step up in inventories to fair value will increase cost of goods sold as the inventories are sold, which for purposes of these unaudited pro forma condensed combined financial statements is assumed to occur within the first year after the Closing Date of the Merger.
(4) Represents transaction costs incurred by both Halozyme and Antares related to the Merger. These costs consist of legal advisory, financial advisory, accounting, consulting costs, and other one-time costs associated with the Merger. Adjustment includes the costs incurred related to the directors’ and officers’ liability insurance policy that was entered into in the post-acquisition period and required per the Merger Agreement. The adjustment also includes the reversal of transaction costs incurred by Halozyme prior to March 31, 2022 related to the Merger so they could be recorded as a one-time cost associated with the Merger during the year ended December 31, 2021.
(5) For the unvested options and RSUs, this represents a portion of the accelerated vesting of the awards per the terms of the Merger Agreement associated with post-acquisition services of Antares’ employees. These awards fully vested upon the closing of the Merger. The accelerated vesting adjustment is considered to be a one-time charge and is not expected to recur.
(6) Represents the cash bonus provided in lieu of issuing grants to certain Antares employees for post-acquisition services performed.

(b) Reflects the adjustments to record the new interest expense and amortization of the deferred financing costs related to the Debt Financing as well as the removal of historical interest expense and recognition of the unamortized deferred financing costs related to the Antares’ existing debt settled at the Closing Date. The adjustment was calculated as follows:

Interest expense (in thousands)	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Pro forma transaction accounting adjustments – other:
New interest expense on transaction financing:
Term Facility (1)	$(1,624)	$(6,576)
Revolving Credit Facility (1)	(1,177)	(4,670)
Amortization of deferred financing costs (1)	(344)	(1,366)
Net pro forma transaction accounting adjustments – other to interest expense	$(3,145)	$(12,612)
Pro forma transaction accounting adjustments – merger:
Removal of interest expense related to the historical Antares debt	$175	$3,611
Recognition of historical deferred financing costs as a result of the settlement of the historical Antares debt	—	(235)
Net pro forma transaction accounting adjustments – merger to interest expense	$175	$3,376

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) Reflects the interest expense and amortization of debt issuance costs associated with the Debt Financing. The interest expense recognized in the unaudited pro forma condensed combined statement of operations reflects a variable interest rate of 2.63% for both the Term Facility and Revolving Credit Facility, which may vary significantly from the pro forma amounts for various reasons, including prevailing interest rates, market conditions and other factors.

A sensitivity analysis on interest expense for the year ended December 31, 2021 and the three months ended March 31, 2022 has been performed to assess the effect of a 12.5 basis point change of the hypothetical interest on the Term Facility and Revolving Credit Facility with a variable interest rate. The following table shows the change in the interest expense for the aforementioned facilities:

Sensitivity (in thousands)	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Interest expense assuming:
Increase of 0.125%	$3	$12
Decrease of 0.125%	$(3)	$(12)

(c) Reflects the income tax impact of the pro forma adjustments utilizing a statutory income tax rate in effect of approximately 24% for the year ended December 31, 2021 and for the three months ended March 31, 2022, adjusted for any estimated non-deductible transaction costs. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on activities following the consummation of the Merger, including cash needs, the geographical mix of income and changes in tax law.
(d) The following tables calculate the weighted average shares outstanding to determine the pro forma combined basic and diluted earnings per share, which is adjusted to reflect the pro forma net income for the year ended December 31, 2021 and for the three months ended March 31, 2022 as presented on the unaudited pro forma condensed combined statement of operations. To note, the weighted average shares outstanding for the period have been adjusted to give effect to new awards provided to Antares employees after the Merger.

Earnings per Share – Basic (in thousands)	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021

Pro forma weighted average shares – basic
Historical Halozyme weighted average shares – basic	137,658	140,646
Weighted average shares issued to Antares employees in the post-acquisition period – basic	64	—
Pro forma weighted average shares – basic	137,722	140,646

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Earnings per Share – Diluted (in thousands)	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021

Pro forma weighted average shares – diluted
Historical Halozyme weighted average shares – basic	137,658	140,646
Weighted average shares issued to Antares employees in the post-acquisition period – basic	64	—
Effect of dilution due to stock options and RSUs issued under Halozyme’s equity compensation plan to Antares employees in the post-acquisition period (1)	—	—
Effect of dilution due to historical Halozyme stock options	2,043	2,737
Effect of dilution due to historical Halozyme RSAs, RSUs, PSUs and ESPP	317	555
Effect of dilution due to historical Halozyme convertible notes	1,259	2,858
Pro forma weighted average shares – diluted	141,341	146,796

(1) For the diluted weighted average shares, the portion related to the stock options that vested in the periods presented were excluded after the applying the impact of the treasury stock method.
(e) Reflects the impact of the maturity and sale of existing marketable securities that was used as a source of liquidity to fund the Merger. This reflects a loss on liquidation of $1.7 million with a decrease to investment and other income, net in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021. Additionally, interest income was decreased by $3.1 million and $1.0 million within investment and other income, net for the year ended December 31, 2021 and the three months ended March 31, 2022, respectively.